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EXHIBIT 10.6


           GENERAL TERMS AND CONDITIONS FOR GENERAL BANKING FACILITIES


Important Notice: These General Terms and Conditions for General Banking
                  Facilities set out the terms and conditions upon which our bank would provide/continue/renew general banking facilities to borrowers. Borrowers are advised to read and understand these terms and conditions carefully before accepting the general banking facilities.

These General Terms and Conditions for General Banking Facilities shall apply to all general banking facilities (the "FACILITIES") which BANK OF CHINA (HONG
KONG) LIMITED (the "BANK") may now or at any time hereafter grant to you.

1.       DEFINITIONS

         In these General Terms and Conditions and the Facility Letter, unless the context otherwise requires, the following expressions shall have the following meanings:
         B/B L/C           means Letters of Credit Issuance and Inward Bills
                           Facility on a "back to back" basis against master
                           letters of credit which is available on a "direct
                           shipment" basis only
         D/A/D/P           means Export-Bills Purchase Facility against export
                           collection bills on D/P and/or D/A basis with a tenor
                           and up to a percentage of the relevant bills as
                           stated in the relevant Facility Letter
         DDC O/D           means Overdraft Facility made available to the
                           Borrower under account(s) denominated in Hong Kong
                           dollars against uncleared due-date cheques which
                           shall be expressed as a percentage of the relevant
                           cheque as stated in the relevant Facility Letter
         EF                means Export Factoring Facility
         Forward F/X       means Forward Foreign Exchange Facility
         IIF               means Import Invoice Financing with a tenor and up to
                           a percentage of the relevant invoice as stated in the
                           relevant Facility Letter
         I/L               means import Loans Facility with a tenor as stated in
                           the relevant Facility Letter
         L/C               means Letters of Credit Issuance and Inward Bills
                           Facility
         L/I               means Export-Bills Negotiation Facility against
                           drafts/documents (not conforming to terms of export
                           letter of credit)
         L/G               means Letters of Guarantee Issuance Facility
         HKD O/D           means Overdraft Facility made available to the
                           Borrower under account(s) denominated in Hong Kong
                           dollars
         PDC O/D           means Overdraft Facility made available to the
                           Borrower under account(s) denominated in Hong Kong
                           dollars against post-dated cheques with a tenor and
                           up to a percentage of the relevant cheque as stated
                           in the relevant Facility Letter
         P/L               means Packing Loans Facility which shall be expressed
                           as a percentage of the relevant invoice as stated in
                           the relevant Facility Letter
         MML               means Money Market Line Facility
         S/G               means Shipping Guarantees Issuance Facility
         Standby L/C       means Standby Letters of Credit Issuance Facility
         T/R               means Trust Receipt Facility with a tenor as stated
                           in the relevant Facility Letter
         EID               means Export Invoice Discounting Facility against
                           invoice(s) issued by the Borrower for goods sold or
                           supplied by the Borrower
         Administrative    means the amount of charges referred to
         Charges           in Clause 6.6
         Base Rate         means the HKD Prime, USD Prime, HIBOR, LIBOR or such
                           other rates as determined by the Bank from time to
                           time (as the case maybe)
         Borrower          means any party to whom the Facilities are granted by
                           the Bank
         Default           means 6% per annum or such other rate as
         Margin            notified to the Borrower pursuant to Clause 25.3
                           below or any other rate as designated by the Bank in
                           respect of any particular Facilities
         Facility          means the facility letter(s) containing the terms and
         Letter            conditions of the Facilities issued by the Bank to
                           the Borrower, as may be amended, revised or supplemented from time to time
         HIBOR             means in respect of a particular interest period and
                           in relation to any drawing under the Facilities in Hong Kong dollars, the rate per annum determined by

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                           the Bank to be the rate at which deposits comparable
                           to the amount of such drawing and for such period are
                           offered by the Bank to other financial institutions
                           in the Hong Kong inter-bank market at or about the
                           time of drawdown on a Hong Kong banking day
         HKD Prime         means the prime rate for Hong Kong dollars as may be
                           quoted by the Bank from time to time and subject to
                           fluctuation
         Hong Kong         means the Hong Kong Special Administrative Region
         LIBOR             means in respect of a particular interest period and
                           in relation to any drawing under the Facilities in a
                           currency other than Hong Kong dollars, the rate per
                           annum determined by the Bank to be the rate at which
                           deposits in the relevant currency comparable to the
                           amount of such drawing and for such period are
                           offered by the Bank to other financial institutions
                           in the London inter-bank market at or about the time
                           of drawdown on a London banking day
         USD Prime         means the prime rate for United States dollars as may
                           be quoted by the Bank from time to time and subject to fluctuation
         USD O/D           means Overdraft Facility made available to the
                           Borrower under account(s) denominated in United
                           States dollars

2.       AVAILABILITY

         2.1 Subject to the Borrower's acceptance of and full compliance with the terms and conditions set out in the relevant Facility Letter and completion of all appropriate documentation mentioned in the relevant Facility Letter to the Bank's satisfaction and payment of all required fees and charges, the Facilities set forth in the relevant Facility Letter will be made available to the Borrower for use until such time as the Bank shall notify the Borrower in writing to the contrary.

         2.2 The Facilities shall be deemed automatically drawn down by the Borrower and/or advanced by the Bank when payment or liability is made or incurred by the Bank under the relevant Facilities.

         2.3 The Bank reserves the absolute right to (i) reject the Borrower's application for utilization of the Facilities and
                  (ii) re-allocate at any time the Facilities at its sole and absolute discretion.

         2.4 Where a Facility (the "FIRST FACILITY") is said to be interchangeable with another Facility (the "SECOND FACILITY") as stated in the Facility Letter, and free unutilized balance is available under the First Facility, the whole amount of such free unutilized balance can be made available to the Borrower for utilization under the Second Facility, subject to any limit stated in the Facility Letter. The reverse shall apply if the interchangeability of the Facilities is stated to be operative vice versa in the relevant Facility Letter. For the avoidance of doubt, any balance of any Facility which is withheld by the Bank shall not be treated as free unutilized balance of such Facility.

         2.5 In case of T/R Facilities being granted, it means that T/R and S/G Facilities are granted such that the T/R Facilities are interchangeable with the S/G Facilities.

         2.6 Unless otherwise stated in the relevant Facility Letter, whenever T/R Facilities are granted together with L/C Facilities, such T/R Facilities are granted by the Bank within the L/C Facilities so that the utilization of the T/R Facilities is subject to the availability of free unutilized balance under the L/C Facilities and upon utilization, will reduce the free unutilized balance of the L/C Facilities by a corresponding amount.

3.       INTEREST

         3.1 All amounts advanced/drawn under the Facilities shall be charged with interest (as well before as after judgment and subject to fluctuation), commission and/or other charges at such rates as specified in the relevant Facility Letter or at such standard rates specified in any schedule of charges published by the Bank from time to time, or such other rates as the Bank may from time to time determine in its absolute discretion. The schedule of charges shall be made available to the Borrower at any time upon request.

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         3.2      Unless otherwise specified, interest on the Facilities will accrue from day to day and be calculated on the basis of actual number of days elapsed and a 365-day year for Hong Kong Dollar and Pound Sterling or a 360-day year for other currencies or according to the market practice.

         3.3 All accrued interest shall be payable on demand, and if no demand is made, shall be paid at such interval as the Bank may designate and in arrears on any appointed date according to the Bank's customary practice and if not so paid, the Bank shall have the right to capitalize such unpaid interest as principal advance so that it shall bear interest at the same rate.

         3.4 Subject to the Bank's approval, if any Facility is drawn in a currency other than that specified in the Facility Letter, the interest rate applicable to such Facility shall be such rate as determined by the Bank from time to time.

         3.5 In respect of HKD O/D, DDC O/D and PDC O/D, the Bank shall be entitled to charge the highest of (i) the original interest rate applicable to such facilities; or (ii) the overnight HIBOR; or (iii) the Bank's cost of funds as may be quoted by the Bank from time to time.

         3.6 In respect of USD O/D, the Bank shall be entitled to charge the highest of (i) the original interest rate applicable to such facilities; or (ii) the overnight LIBOR plus 4% per annum; or (iii) the Bank's cost of funds as may be quoted by the Bank from time to time.

         3.7 In respect of other facilities, if interest on any Facilities is charged by reference to a Base Rate plus an interest margin or at a fixed rate, and if the Bank's cost of funds, as determined solely by the Bank, for maintaining such Facilities exceeds the Base Rate or the fixed rate, the Bank shall be entitled, without limiting the right of the Bank under Clause
                  3.1 to charge interest, commission or charges at such rates as it may determine from time to time, to charge interest at the Bank's cost of funds or the overnight HIBOR (whichever is the higher) plus an interest margin.

4.       PAYMENT

         4.1 All payments or repayments made by the Borrower to the Bank are to be made in the currency of the payment or liabilities made or incurred by the Bank under the, Facility Letter or otherwise in the converted currency if the Bank exercises its rights under Clause 4.3, in immediately available funds without set-off or counter-claim and free and clear of and without withholding or deduction of any or all present or future taxes, duties or other charges.

         4.2 No payment to the Bank (whether under any judgment, court order or otherwise) shall discharge the obligation or liability of the Borrower in respect of which it was made unless and until the Bank shall have received payment in full in the currency in which such obligation or liability was incurred or otherwise in the converted currency if the Bank exercises its rights under Clause 4.3, and to the extent the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Bank shall have a further separate cause of action against the Borrower.

         4.3 The Bank hereby expressly reserves the right, at any time at its absolute discretion without giving any reason therefor, by giving 3 days' prior notice in writing to the Borrower to:

                  (a) convert all or any outstanding indebtedness, liabilities and/or obligations due, owing or incurred by the Borrower under any Facility denominated in the currency specified in the Facility Letter for the relevant Facility into Hong Kong dollars; or

                  (b) convert all or any outstanding indebtedness, liabilities and/or obligations due, owing or incurred by the Borrower under any Facility denominated in a currency other than that specified in the Facility Letter for the relevant Facility into the currency so specified for the relevant Facility or into Hong Kong dollars, as the Bank may deem fit in its absolute discretion.

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                  The aforesaid conversion shall be at the then prevailing rate of exchange as the Bank may determine conclusively. For the avoidance of doubt, after such conversion, the Bank shall be entitled to re-determine the applicable interest rate for the converted indebtedness, liabilities and/or obligations on the basis that the same are denominated in Hong Kong dollars or (as the case may be) in the currency specified in the Facility Letter for the relevant Facility.

         4.4 Any payment made to the Bank not in its correct currency may at the Bank's absolute discretion be converted into the correct currency to cover the obligations and liabilities of the Borrower in that currency at the then prevailing spot rate of exchange as conclusively determined by the Bank for purchasing the correct currency with the existing currency.

5.       REPAYMENT

         5.1 Notwithstanding any contrary provision herein contained, the Bank reserves the overriding right to demand immediate repayment of the all outstanding indebtedness, liabilities and/or obligations (including interest and default interest thereon) due, owing or incurred by the Borrower (actual or contingent) to the Bank under or in respect of the Facilities.

         5.2 If the Borrower shall experience any difficulty in repaying or servicing the Facilities, the Borrower shall inform the Bank as soon as possible.

6.       DEFAULT INTEREST/CHANGES

         6.1 Time shall be of the essence of any payment or repayment to be made by the Borrower.

         6.2 The Bank reserves the right to charge default interest (as well after as before judgment) on any sum which is not paid when due:

                  (a) in respect of HKD O/D, DDC O/D and PDC O/D, at the rate of 10% per annum plus the HKD Prime, or the overnight HIBOR, or the Bank's cost of funds, whichever is the highest, provided that the foregoing default rate and method of calculation shall apply irrespective of whether the due but unpaid overdrafts fall within the overdraft limit previously allowed by the Bank or otherwise;

                  (b) in respect of USD 0/D, at the rate of 10% per annum plus the USD Prime, or the overnight LIBOR plus 4% per annum, or the Bank's cost of funds, whichever is the highest, provided that the foregoing default rate and method of calculation shall apply irrespective of whether the due but unpaid overdrafts fall within the overdraft limit previously allowed by the Bank or otherwise;

                  (c) as for Facilities other than HKD O/D, PDC O/D and USD O/D, at the rate equal to the Default Margin plus (i) the prime rate or (ii) the overnight inter-bank rate (both for the relevant currency and as may from time to time be quoted by the Bank) or (iii) the Bank's cost of funds, whichever is the highest; or such other rates as the Bank may determine from time to time at its absolute discretion.

         6.3 In respect of HKD O/D, DDC O/D and PDC O/D, the Bank shall have the right to charge default interest at (i) such default rate and in such method of calculation as set out Sub-clause 6.2(a) on any sum which is overdrawn in excess of the applicable pre-agreed overdraft limit, whether such excess is allowed by the Bank in the exercise of its discretion or upon the request of the Borrower or otherwise; or (ii) the original interest rate applicable to the HKD O/D, DDC O/D and/or PDC O/D (as the case may be), whichever is the higher.

         6.4 In respect of USD O/D, the Bank shall have the right to charge default interest at (i) such default rate and in such method of calculation as set out Sub-clause 6.2(b) on any sum which is overdrawn in excess of the applicable pre-agreed overdraft limit, whether such excess is allowed by the Bank in the exercise of its discretion or upon the request of the Borrower or otherwise; or (ii) the original interest rate applicable to the USD O/D, whichever is the higher.

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         6.5      Default interest shall accrue on a day to day basis and
                  calculated from the date when payment is due up to the date of final payment in full.

         6.6 Apart from default interest, the Bank reserves the right to charge the Borrower Administrative Charges of HKD500.00 or such other amount as determined by the Bank from time to time, each time when the Borrower fails to make a payment on its due date. In addition, if the Bank shall determine in its absolute discretion that it is necessary to instruct lawyers to issue letter of demand to the Borrower or to take any other recovery action against the Borrower after the Borrower has failed to make any payment on its due date, the Bank shall have the right to recover the full amount of the legal costs so incurred by the Bank and the Borrower shall be obliged to pay such costs to the Bank upon demand.

         6.7 For the avoidance of doubt, in case the original interest rate chargeable on the overdue sum shall exceed the default rate stipulated in Clause 6.2 above, the Bank shall have the right to continue to apply such original interest rate notwithstanding the sum is overdue.

         6.8 The Bank reserves the right to compound default interest at such intervals as it deems ft.

7.       FORWARD F/X

         7.1 All Forward F/X dealings shall be subject to the terms and conditions stipulated by the Bank from time to time and the market practices prevailing for the time being and must be settled before 3:00 p.m. Hong Kong time on the relevant value date or delivery date for any particular transaction or such other time as may be required by the Bank.

8.       FACILITIES GRANTED TO TWO OR MORE BORROWERS SEVERALLY

         8.1 If, under any Facility Letter, the Facilities are granted to two or more Borrowers severally, such Facilities or any part or parts thereof may, subject to the Bank's prior approval, be utilized by any one of the relevant Borrowers within such sub-limits (the "SUB-LIMITS") (if they are expressly stipulated in the relevant Facility Letter or otherwise imposed by the Bank) and upon such terms as the Bank may determine from time to time. For the purpose of this Clause 8, the Facilities that are granted to two or more Borrowers severally are hereinafter called the "GLOBAL FACILITIES" and the facility limit in respect of each of the Global Facilities is called the "GLOBAL LIMIT".

         8.2 For the avoidance of doubt, unless Sub-Limits are stipulated in the Facility Letter or otherwise imposed by the Bank, the Bank may allow any one or more of the Borrowers to utilize the Global Facilities up to the full extent of their respective Global Limits, provided that unless the Bank in its absolute discretion agrees, the aggregate utilization of the Global Facilities at any time by all of the relevant Borrowers in respect of each type of the Global Facilities shall not exceed the relevant Global Limits of such Global Facilities.

         8.3 Where there are Sub-Limits stipulated in the Facility Letter or otherwise imposed by the Bank, all the Borrowers acting together by themselves or through an authorized representative(s) may apply to the Bank to vary the Sub-Limits allocated to each of the Borrowers by giving the Bank not less than three (3) banking days' prior notice. The Bank reserves the absolute discretion to determine whether to accept or reject any such application.

         8.4 Upon approval by the Bank of any application to vary the Sub-Limits, each of the relevant Borrowers shall be bound by the variation and any condition imposed by the Bank in respect of such variation.

         8.5 Notwithstanding anything herein contained, the Bank reserves the absolute right to re-allocate the Global Facilities and/or the Global Limits and/or the Sub-Limits (if any) at any time and at the Bank's sole and absolute discretion.

         8.6 For the avoidance of doubt, all provisions contained in these General Terms and Conditions applicable to the Facilities shall equally apply to the Global Facilities and insofar as the relevant Borrower's utilization of and liabilities under or relating to the Global Facilities are concerned, each of the Borrowers to whom the Global Facilities is granted shall be bound by the provisions contained in these General Terms and Conditions.

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9.       FACILITIES TO BE USED BY THIRD PARTY

         9.1 Subject to the Bank's prior approval, the Bank may, at the request of the Borrower, allow the Facilities granted to the Borrower to be utilized by third parties (the "CO-USER(S)") upon the following conditions and other additional conditions as the Bank may from time to time impose:-

                  (a) any utilization of the Facilities by the Co-user(s) shall be booked under the account(s) of the Borrower and the Borrower shall be fully liable for the same to the Bank as if it were the party actually utilizing the Facilities;

                  (b) in addition and without prejudice to sub-clause (a) above, the Co-user(s) shall, in addition to the Borrower, be fully liable to the Bank in respect of their utilization of the Facilities as if the Facilities were granted in their favour and utilized by them under their own account(s). In this regard, the Co-user(s) shall be bound by these General Terms and Conditions and any other terms and conditions under which the Bank has agreed to grant the Facilities to the Borrower, as if the Co-user(s) is/are the Borrower named therein; and

                  (c) in case the Borrower has given any guarantee in favour of the Bank for the obligations and liabilities of the Co-user(s) under general banking facilities granted or to be granted by the Bank in favour of the Co-user(s), such guarantee shall for all intent and purposes cover the obligations and liabilities of the Co-user(s) under sub-clause (b) above. For the avoidance of doubt, this provision shall not be affected in case the liability of the Borrower under sub-clause (a) above is or become unenforceable or avoided for whatever reason.

10.      CONCLUSIVE STATEMENT OF ACCOUNT

         10.1 Any statement of account relating to the Facilities signed as correct by any one of the Bank's officers shall be conclusive evidence of the indebtedness of the Borrower to the Bank and be binding on the Borrower, save for manifest errors.

         10.2 Any certificate relating to the Bank's cost of funds or any Base Rate in respect of any Facilities signed as correct by any one of the Bank's officers shall be conclusive and binding on the Borrower.

         10.3 Any opinion, determination or decision by the Bank as to any materiality, effect or otherwise relating to anything herein mentioned or referred to shall be conclusive and binding on the Borrower.

11.      EXPIRY OF THE FACILITIES

         11.1 Notwithstanding anything contained in the Facility Letter (including any review date stated therein):

                  (a) the Bank reserves the overriding right to review the Facilities on a regular basis (if applicable, prior to the review date stated in the Facility Letter) and the Facilities shall expire forthwith (if applicable, even if prior to the said review date) as and when the Bank has given to the Borrower notice of termination; and

                  (b) the Bank reserves the overriding right at its sole and absolute discretion to increase, reduce and/or cancel the Facilities or any part or parts thereof or to vary or amend the terms and conditions thereof at any time to be effective forthwith (if applicable, even if prior to the said review date) by notice to the Borrower.

         11.2 A renewal fee shall be payable by the Borrower when the Facilities or any part or parts thereof are renewed, extended or otherwise revised by the Bank.

12.      MORTGAGED PROPERTY(IES)

         12.1 The following provisions shall apply if property(ies) is/are mortgaged to the Bank as security for the Facilities:-

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                  (a)      the title of the property(ies) to be mortgaged to the
                           Bank shall be approved by solicitors appointed by the Bank.

                  (b) the mortgaged property(ies) has/have to be insured against fire risks. The relevant insurance policy denoting the Bank's interest as mortgagee together with the premium receipt shall be lodged with the Bank forthwith after the Borrower has accepted the relevant Facility Letter under which the Facilities are granted (but in any event prior to the drawdown of the Facilities), and in the case of renewal of any insurance policy, 15 days before the expiry of the current insurance policy, provided always that if the Borrower shall fail to perform its obligation as aforesaid, the Bank shall be entitled (but not be obliged) to take out or renew at the Borrower's costs and expenses the said insurance policy for the Borrower with such insurance company, for such insured amount and on such terms as the Bank shall determine.

                  (c) where the property(ies) mortgaged is/are residential property(ies), such property(ies) shall, as indicated and subject to the conditions imposed by the Bank, be insured against fire risks with an insurance company acceptable to the Bank for an amount approved by the Bank. If the amount insured is the full replacement value of the property(ies) and the Borrower requires valuation of the property(ies) to be conducted by the Bank's nominated surveyor from time to time, the Borrower shall be liable to reimburse the Bank on demand all valuation charges incurred.

                  (d) where the property(ies) mortgaged is/are property(ies) other than residential properties, such property(ies) has/have to be insured through the Bank's appointed agent upon such terms and against such risks as the Bank may require from time to time.

                  (e) where the mortgage of the property(ies) is given to the Bank by way of equitable mortgage, the Borrower shall forthwith on demand by the Bank execute or procure the execution of a legal mortgage or legal charge in favour of the Bank on such terms and in such form as the Bank may require.

                  (f) the Borrower shall undertake that the property(ies) is/are self-occupied by the registered owner(s) thereof and the property(ies) shall not be let to any other party(ies) unless with the Bank's prior consent. The Bank reserves the right to re-determine the interest rate of the relevant Facilities at its absolute discretion upon giving the consent to let and such re-determination of the interest rate shall take immediate effect unless otherwise agreed by the Bank. All costs and expenses (including the Bank's legal costs on a full indemnity basis) incurred by the Bank in giving the consent shall be borne and paid by the Borrower.

                  (g) on default in payment of any of the Facilities, the Bank may take possession of and sell the property(ies) pursuant to the terms of the relevant mortgage or charge documents.

13.      PROPERTY VALUATION FEES

         13.1 The Borrower acknowledges that when any landed property is proposed to be mortgaged to the Bank as security for the Facilities, the Bank may, in its absolute discretion, elect to engage a property valuation agent or its internal office or department, or both, to assess the value of the property concerned.

         13.2 If any property valuation agent has been engaged, the Borrower shall be obliged to reimburse the Bank the full amount of the fees charged by the agent and pay the Bank a handling charge in such sum as the Bank may charge its customers generally for arranging such kind of property valuation. If the Bank has engaged its internal office or department to make assessment of the value of the property concerned, the Bank may impose a handling charge on the Borrower in such amount as the Bank may Charge its customers generally for such service. All such fees and charges shall be payable by the Borrower forthwith on demand.

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         13.3     For the avoidance of doubt, unless the Bank otherwise agrees, the Borrower shall be liable for the payments mentioned in Clause 13.2, notwithstanding that the property in question may not eventually be accepted by the Bank as security for the Facilities for whatever reason or that the Facilities are not eventually made available to or utilized by the Borrower on whatever ground.

14.      INDEMNITY

         14:1 The Borrower shall indemnify and keep the Bank fully indemnified from and against all action, suits, proceedings, claims, demands, losses, damages, costs, fees, expenses and/or liabilities of whatsoever nature which the Bank may suffer, incur or sustain, whether actual or contingent, by reason of or in maintaining or enforcing the Facilities granted to the Borrower (including the Facilities used by Co-user(s) as mentioned in Clause 9 above).

15.      EXPENSES

         15.1 Whether or not the Facilities are drawn or utilized by the Borrower, all expenses including but not limited to legal fees, communications and other out-of-pocket expenses incurred by the Bank in connection with the Facilities or other documents executed in respect of the Facilities or any enforcement, or attempted enforcement, of the Bank's rights under the Facility Letter or other documents executed in respect of the Facilities, are to be borne by the Borrower on a full indemnity basis.

16.      APPROPRIATION

         16.1 The Bank shall have the sole and absolute right to appropriate either at the time of payment or at any time thereafter any moneys paid to the Bank by or otherwise coming into the Bank's possession or control from the Borrower in or towards discharging whichever part or parts of liabilities of the relevant Borrower to the Bank as the Bank shall think fit. Any such appropriation shall override any purported appropriation by the Borrower.

17.      SET-OFF

         17.1 In addition and without prejudice to any general banker's lien, right of set-off or similar right to which the Bank may be entitled, the Bank shall have the right to the fullest extent permitted by law, from time to time and at any time without notice to the Borrower (any such notice being expressly waived) to set-off and appropriate and apply any credit balance on any of the account(s) and/or deposit(s) of the Borrower in whatever currency maintained with any of the Bank's branches or sub-branches (whether subject to notice or not and whether matured or not) against or on account of the obligations and liabilities whatsoever of the Borrower (whether actual or contingent) due, owing or incurred to the Bank.

         17.2 For the purposes aforesaid, the Bank may convert all or any part of the said credit balance or deposit of the Borrower to such other currencies at the applicable rate of exchange quoted and determined by the Bank as may be necessary.

18.      AUTHORIZATION TO DEBIT ACCOUNT(S)

         18.1 The Bank shall be entitled to debit at any time and from time to time all or any of the interests, fees, charges, commissions, costs, expenses and other sums due and payable by the Borrower in respect of the Facilities to any of the account(s) of the Borrower without prior notice to the Borrower. Such sums shall be deemed duly drawn or overdrawn from the account(s) by the Borrower.

19.      DEBT COLLECTION

         19.1 The Bank shall be entitled to employ debt collecting agents to collect any sum due but unpaid by the Borrower under the Facilities. The Borrower agrees, and acknowledges that the Borrower has been warned, that the Borrower shall indemnify and keep the Bank indemnified on a full indemnity basis against all costs and expenses which the Bank may incur in the employment of debt collecting agent(s). The Bank shall be

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

                  entitled to disclose to such debt collecting agents any or all information relating to the Borrower, the Facilities or the Facility Letter.

20.      INFORMATION

         20.1 The Borrower (whether a corporation, an individual or otherwise) acknowledges that the Borrower has noted the content of a notice relating to the Personal Data (Privacy) Ordinance issued by the Bank (the "Notice") and agrees that it is necessary to supply the Bank with data of the Borrower or as required by the Bank in order that the Bank will agree to provide the Facilities. The Borrower further authorizes the Bank to use the data of the Borrower for the purposes set out in the Notice and notes that data held by the Bank will be kept confidential but permits the Bank to provide such data to the persons listed in the Notice or other persons including debt collecting agents for the purposes stated in the Notice or any subsequent chargee, mortgagee or encumbrancer in respect of securities held by the Bank for the Facilities or in compliance with any laws regulations or directions binding on the Bank or its branches/sub-branches. The Borrower further authorizes the Bank to contact any of the employers of the Borrower (if applicable), bank, referee or any other source for the purpose of obtaining or exchanging any information and to compare the information provided by the Borrower with other information collected by the Bank for checking purposes. The Bank is entitled to use the result of such comparison to take any action which may be adverse to the interest of or against the Borrower. The Borrower also consents to their data being transferred to another jurisdiction outside Hong Kong.

         20.2 The Borrower undertakes at all times to notify the Bank in writing of any change of the particulars of the Borrower including without limitation the Borrower's address, telephone number and facsimile number.

         20.3 The Borrower agrees that the Bank may provide the following information to all or any guarantor(s) or provider(s) of security (the "RELEVANT PARTY(IES)") in respect of any Facilities extended by the Bank to the Borrower:-

                  (a) a copy of the contract evidencing the obligations to be guaranteed or secured by the Relevant Party(ies) or a summary thereof;

                  (b) a copy of any formal demand for overdue payment served on the Borrower from time to time; and

                  (c) a copy of the latest statement of accounts provided to the Borrower from time to time on request by the Relevant Party(ies).

21.      ASSIGNMENT

         21.1 The Bank may at anytime assign or transfer to any party all or any of its rights, benefits, obligations and liabilities under the Facilities and the related collateral securities provided that the Borrower, at any time of such assignment or transfer, will not be liable to pay any greater amount than the Borrower would have been liable to pay had no assignment or transfer been made. The Bank may, and is hereby authorized to, disclose to any actual or potential assignee or transferee such information about the Borrower, the Facility Letter or anything in respect of the Facilities as the Bank shall consider appropriate.

22.      EVENTS OF DEFAULT

         22.1 All amounts (actual or contingent) due or owing by the Borrower to the Bank shall, without any demand, become immediately due and payable by the Borrower upon occurrence of any of the following events of default :

                  (a) the Borrower's failure to pay any principal, interest or other costs and expenses payable to the Bank on the due date;

                  (b) the Borrower's failure for any reason whatsoever to discharge promptly any obligations in respect of the Facilities or to comply with any undertakings (affirmative or negative) or covenants to the Bank howsoever and whenever arising;

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

                  (c) the Borrower's representation, warranty or statement under the Facility Letter and/or these General Terms and Conditions is incorrect or misleading in any respect;

                  (d) a default occurs under the provisions of any agreement or instrument evidencing or securing the Borrower's other indebtedness or any such indebtedness becomes payable or capable of being declared payable before its stated maturity and is not paid when due; and

                  (e) petition is presented or proceedings are commenced or an order is made or an effective resolution is passed for the Borrower's bankruptcy or winding up or for the appointment of a liquidator, receiver, official administrator or similar officer in respect of the Borrower or all or any part of its business or assets.

23.      LIABILITY OF THE BANK

         23.1 The Bank shall not be liable for any loss or damage suffered by the Borrower or any other personas a result of:

                  (a) the withdrawal or suspension of any transaction of the Borrower or for any failure to effect or execute any of the order or instruction from the Borrower whether it is attributable, either directly or indirectly, to any circumstances or events outside the control of the Bank; and/or

                  (b) any mechanical, electronic or other failure, malfunction, interruption, inaccuracy or inadequacy of the Bank's telecommunication and computer system or other equipment or its installation or operation; any incomplete or erroneous transmission of any instruction or order of the Borrower or any error in the execution of any such instruction or order (except gross negligence or wilful misconduct of the Bank's authorized officers) nor for any delay, loss (including loss of profit or any economic loss), expenses or damages whatsoever incurred or suffered by the Borrower as a result thereof; and/or

                  (c) any delay, interruption or suspension howsoever caused by any third party, including but not limited to service providers or equipment suppliers, which interferes with, affects or disrupts the performance of the Bank hereunder.

24.      FINANCIAL STATEMENTS

         24.1 In case the Borrower is a limited company, the Bank shall be entitled at any time and from time to time require the Borrower to furnish to the Bank:

                  (a)      within ninety (90) days after the end of every six
                           (6) months of each accounting period, copies of the unaudited financial statements of the Borrower and (if applicable) the Borrower's subsidiary companies duly certified by the Borrower's director(s) and (if applicable) the director(s) of the Borrower's subsidiary companies to be true copies of the original unaudited financial statements; and

                  (b) within one hundred and eighty (180) days from the close of the financial year of the Borrower or (if applicable) the Borrower's subsidiary companies, the original audited consolidated annual financial statements of the Borrower or (if applicable) the Borrower's subsidiary companies for such year or copies of such audited consolidated annual financial statements duly certified by the Borrower's director(s) and (if applicable) the director(s) of the Borrower's subsidiary companies to be true copies of the original audited consolidated annual financial statements.

         24.2 In case the Borrower is a sole-proprietorship or partnership, the Borrower shall furnish to the Bank at the request of the Bank copies of the Borrower's financial statements duly certified by the sole-proprietor or partner(s) of the Borrower to be true copies of the original.

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

25.      MISCELLANEOUS

         25.1 Subject to prior notice to the Borrower, the Bank reserves the absolute right to vary the terms of the Facilities at any time and from time to time, including without limitation, the basis of calculation of any interest, charges, commissions, fees or default interest payable under the Facility Letter (including without limitation the Default Margin or the Administrative Charges) and to impose a commitment fee on the daily undrawn balance of the Facilities granted and/or additional handling charges at such rate as determined by the Bank at its sole discretion.

         25.2 No failure or delay by the Bank in exercising any right, power or remedy shall be a waiver thereof. Rights, powers and remedies herein do not exclude those provided by law.

         25.3 Subject to Clause 25.4, any notice, demand or other communication to the Borrower shall be sent to the Borrower's last known address or such other address as may have been notified in writing by the Borrower to the Bank and, if (i) delivered personally, shall be deemed to have been given at the time of such delivery; (ii) despatched by letter postage prepaid, shall be deemed to have been given twenty-four (24) hours after posting; and (iii) transmitted by facsimile or other electronic means, shall be deemed to have been given at the time of despatch provided that the Bank may give oral notice to the Borrower and if more than one, any one of them, whether personally or through the telephone, and any oral notice so given shall be immediately effective and binding upon the Borrower. Any notice or communication to the Bank shall not be effective until actually received by the Bank.

         25.4 The Bank reserves the right to notify the Borrower of any changes in the standard charges for or relating to the Facilities, the Default Margin, the default interest set out in Clause 6.2 above, the Administrative Charges or the basis of calculation of any of them by notice displayed or posted up in the Bank's banking halls.

         25.5 These General Terms and Conditions are in addition and without prejudice to the Bank's rights under all existing or future securities and/or legal documents (if any) held by the Bank.

         25.6 If the Borrower shall consist of more than one person and any Facilities are made available to such Borrowers jointly, the liabilities of the Borrowers to the Bank under those Facilities shall be joint and several and each and every provision of the Facility Letter and the terms herein shall be construed accordingly. If the Borrower is a firm (whether partnership or sole proprietorship), the Facility Letter and the terms herein-sball be binding jointly and severally on all persons now or for the time being or at any time hereafter carrying on business in the name of the said firm or in succession to the said firm notwithstanding any change of members or constitution thereof.

         25.7 In case of conflict between these General Terms and Conditions and any of the terms contained in the documentation mentioned in the relevant Facility Letter, these General Terms and Conditions shall prevail. In case of conflict between any of the terms of the Facility Letter and these General Terms and Conditions, the Facility Letter shall prevail.

         25.8 Unless contrary intention appears, words importing the singular number shall include the plural number and vice versa and words importing the masculine gender shall include the feminine gender and the neuter gender.

26.      LANGUAGE

         26.1 The Chinese version of the Facility Letter and these General Terms and Conditions are for reference only and if there is any conflict between the English version and the Chinese version, the English version shall prevail.

27.      GOVERNING LAW

         27.1 The Facility Letter and these General Terms and Conditions shall be governed by and construed in accordance with the laws of Hong Kong.


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